Jadwin Partners, LLC

CODE OF ETHICS

This Code of Ethics (the “Code”) is the sole property of Jadwin Partners, LLC and its subsidiaries and affiliates (collectively, “Jadwin” or the “Firm”) and must be returned to the Jadwin upon termination for any reason of an Employee’s association with the Firm. The contents of this Code are strictly confidential. Employees may not duplicate, copy or reproduce this Code in whole or in part or make it available in any form to non-Employees without prior approval in writing from the Firm’s Chief Compliance Officer (“CCO”).

June 2015

Table of Contents

I.		INTRODUCTION		4

II.		General		7
	A.	Statement of General Principles		7
	B.	Annual Acknowledgment		7

III.		Employee Conduct		8
	A.	Outside Business Activities		8
	B.	Conflicts of Interest		8

IV.		Trading Restrictions		10
	A.	Procedures to Prevent and Detect the Misuse of Material Non-public Information		10
		1.	Overview	10
		2.	Policy on Insider Trading	11
	B.	Restricted List		14
	C.	Market Manipulation		16
	D.	Personal Trading		17
		1.	Personal Trading Accounts and Holdings Reports	17
		2.	Front-Running	19
		3.	Private Placements and Initial Public Offerings	19
		4.	Black Out Periods and Other Restrictions	20
		5.	Restriction on Trading Derivatives	20
		6.	Restriction on Short Term Trading	20
		7.	Prohibition on Limit Orders/Stop Orders	21
		8.	Required Personal Trading Approvals	21
		9.	Certain Exempt Transactions	22
	E.	Registration, Licensing and Testing Requirements		22

V.		Gifts and Entertainment		23

VI.		Political Contributions		25
	A.	Definitions		25
	B.	Preclearance and Disclosure		25
	C.	Solicitation Activities by Spouses and other Household Members		26
	D.	Corporate Contributions		26
	E.	Charitable Contributions Distinguished		26

VII.		Bad Actor Rule		27
	A.	Definitions		27
	B.	Verification by Covered Persons		28
	C.	Remedial Actions		29

Exhibit A: Code of Ethics Certification and Acknowledgment Form				30
Exhibit B: Employee Compliance Questionnaire				31
	A.	Definitions		32
	B.	Required Disclosures		35
		1.	Outside Business Activities	35
		2.	Outside Trading Accounts and Private Investments	36
		3.	Corporate Boards	38
		4.	Political Contributions	39
	C.	Legal Proceedings		40
	D.	Certification of Employee Compliance Questionnaire and Annual Holdings		44

Exhibit C: Outside Business Activity Approval Form				45
Exhibit D: Initial Holdings Report				47
Exhibit E: Personal Securities Trading Approval Form				48

I.     INTRODUCTION

This Code of Ethics (the “Code”) is applicable to all Employees (as defined below) of Jadwin with respect to such Employees’ activities and conduct on behalf of Jadwin, as well as certain personal activities and conduct of Employees. The Code does not attempt to serve as a comprehensive outline regarding employee conduct, but rather to establish general rules of conduct and procedures applicable to all Employees.

The Code should be kept at hand for easy reference. Any questions regarding this Code, or other compliance issues, must be directed to the Chief Compliance Officer of Jadwin (the “CCO”). The CCO is responsible for administering and implementing this Code. Jadwin expects Employees to be thoroughly familiar with Jadwin’s standards and procedures as set forth herein. In order to make it easier to review and understand the standards and procedures, a few commonly used terms are defined below:

“Access Person,” as defined in the Advisers Act, means any Employee, or supervised person, of the Firm who has access to non-public information regarding Clients’ investments, including the purchase or sale of securities, or non-public information regarding the portfolio holdings of any Client; is involved in making investment and Securities recommendations to Clients or who has access to such recommendations that are non-public. All directors and officers of Jadwin are presumed to be Access Persons.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan or “DRIP”.

“Beneficial Ownership” in Securities means direct or indirect pecuniary interest in the Securities held or shared directly or indirectly through any contract, arrangement, understanding, relationship or otherwise. An Employee or Access Person is presumed to be a beneficial owner of Securities that are held by his or her immediate family members sharing the Employee’s or Access Person’s household.

“Chief Compliance Officer” or “CCO” means Steven C. DeLuca or such other person as may be designated from time to time.

“Chief Financial Officer” or “CFO” means Tony Berta of Agile Hedge Solutions or such other person as may be designated from time to time.

“Client” or “Fund” means any entity to which the Firm provides investment advisory or management services, including investment funds and private accounts.

“Non-Discretionary Account” means an account for which the Employee has designated investment discretion entirely to a third party. In such account, the Employee cannot exercise any investment discretion in the purchase or sale of securities.

“Employee” means any person who is a member, manager, officer, employee or consultant of Jadwin.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Firm” means Jadwin Partners, LLC and each other affiliate entity under common control, which is engaged in the business of providing investment advisory or management services.

“Personal Trading Account” means a personal investment or trading account of an Employee or Access Person or related account (this may include, but is not limited to, an account for which an Employee or Access Person is a trustee or custodian, a spousal account, any account of an Employee or Access Person’s children or any account for an individual who relies on the Employee or Access Person for material support) in which an Employee or Access Person has any direct or indirect beneficial ownership interest, an investment or trading account over which an Employee or Access Person exercises control or provides investment advice, or a proprietary investment or trading account maintained for the Firm or its employees. Specifically, Personal Trading Account includes:

a)	Trusts for which an Employee or Access Person acts as trustee, executor, custodian or discretionary manager;

b)	Accounts for the benefit of the Employee’s or Access Person’s spouse or minor child;

c)	Accounts for the benefit of a relative living with the Employee or Access Person;

d)	Accounts for the benefit of any person who receives material financial support from the Employee or Access Person.

“Private Placement” shall mean an offering of Securities that is exempt from registration under the Section 4(2) or Section 4(6) of the Securities Act of 1933, as amended (“Securities Act”); or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

“Restricted List” means the list of issuers maintained by the CCO and designated as the Restricted List, consisting of (a) issuers with respect to which the CCO has been made aware that an Access Person has received, expects to receive, or may be in a position to receive material non-public information, including when the Firm is researching or considering an investment in securities of an issuer; (b) issuers on whose Board of Directors an Access Person serves; and (c) issuers with respect to which the Firm, in its sole discretion, determines it may be appropriate to prohibit Access Persons and/or Firm trading in the issuer’s securities. Placement of an issuer on the Restricted List does not necessarily imply that the Firm or its Access Persons are in receipt of any material non-public information concerning the issuer.

“SEC”: Securities and Exchange Commission

“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Firm or other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm.

II.     General

A.      Statement of General Principles

Jadwin owes a fiduciary duty to the its Clients. The interests of the Funds must always be recognized, respected, and have precedence over those of Employees. In any decision relating to personal investments or other matters, Employees must assiduously avoid serving their own personal interests ahead of any Client’s interests, taking inappropriate advantage of their position with Jadwin, or taking inappropriate advantage on Jadwin’s behalf. It is critical that Employees avoid any situation that might compromise, or appear to compromise, their exercise of fully independent judgment in the interests of Clients. All personal investment and other activities of Employees must comply fully with this Code and avoid any actual or potential conflicts of interest, and must also abide by the spirit of this Code and the principles delineated herein. Additionally, Employees are required to comply with all applicable federal securities laws and must report promptly any violations of this Code to the CCO. If the alleged violated involves the CCO, the report should be made directly to the Managing Partner who may consult with Agile Hedge Solutions.

Disciplinary actions for failure to comply with this Code may include cancellation of transactions, disgorgement of profits, suspension of personal trading privileges, or suspension or termination of employment. The CCO will determine disciplinary actions by taking into account such facts as deemed appropriate and relevant, including the severity of the violation, and whether the Employee has previously violated this Code.

B.      Annual Acknowledgment

This Code is an integral part of Jadwin’s compliance program. This Code may be revised and supplemented from time to time. It is the responsibility of the Employee to ensure that his or her copy is up to date by inserting new material as instructed by the CCO

It is the responsibility of each Employee to understand the contents of this Code and the policies set forth herein, and to adhere to all applicable policies and procedures.

Each Employee upon hire and annually thereafter is required to acknowledge his or her receipt and understanding of the Code and agreement to abide by its policies (in the form attached as Exhibit A).

III.     Employee Conduct

A.      Outside Business Activities

All outside business activities conducted by an Employee that either (i) involve a material time commitment, or provide for compensation to the Employee, or (ii) involve employment, teaching assignments, lectures, publication of articles, radio and/or television appearances, must be approved beforehand by the CCO. The CCO will require full details concerning any outside activity, including the number of hours involved and whether any compensation is to be received and such other information as the CCO deems appropriate. This information must be disclosed to the CCO in the Employee Compliance Questionnaire completed at the time of hire and annually thereafter (attached as Exhibit C and must be updated in the event of any substantial change.

No Access Person will serve on the board of directors of or as a consultant to any publicly traded company without disclosure to and consent by the CCO. The Firm will not make any investments in publicly traded companies with an employee serving as a board member or a consultant without prior consent of the CCO.

If such service is authorized by the CCO, certain safeguards may be implemented in the discretion of the CCO including, but not limited to, investment restrictions and/or restricting the flow of information from the Employee serving to those making investment decisions through “Chinese Wall” or other procedures as outlined in the Firm’s policies and procedures relating to insider trading contained in this Code.

Under no circumstances may an Employee represent or suggest that his or her association with any outside business activity in any way reflects the approval by Jadwin of that organization, its securities, manner of doing business or any person connected with the organization or its activities.

B.      Conflicts of Interest

It is the policy of Jadwin that all Employees conduct the business affairs of the Firm in accordance with the highest principles of business ethics and in such manner that no conflict of interest, actual or potential, can be construed. All Employees should promptly report to the CCO any situation or circumstance which may give rise to a conflict of interest.

It is a violation of this Code for any Employee, without the prior written consent of the CCO, to:

(a)        Rebate or pay any part of the compensation received from Jadwin as an Supervised Person to any person, firm, or corporation, directly or indirectly;

(b)        Accept, directly or indirectly from any person, corporation, or association, other than Jadwin, compensation of any nature as a bonus, commission, fee, gratuity, or other consideration in connection with any transaction on behalf of Jadwin, or a Client Account;

(c)        Accept, directly or indirectly, from any person, firm, corporation, association or other entity that does business with or on behalf of Jadwin, any gift or other item of more than de minimis value provided, however, that Employees may accept gifts in accordance with Jadwin’s policies related to gifts and entertainment as set forth in Chapter V of this Code;

(d)        Participate in entertainment with Clients, brokers and other counterparties unless reasonably related to legitimate business purposes of Jadwin; or

(e)        Own any Security or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or financial related business, except for (i) ownership, or other interests in Jadwin, and (ii) stock ownership, or other financial interest of a class of stock, or other classification of interests in accordance with Jadwin’s policies related to personal trading as set forth in Chapter IV of this Code.

In addition, Employees may not influence, directly or indirectly, investment decisions on behalf of Jadwin’s Clients, or the allocation of Client brokerage for the benefit (in any form) of any immediate family member of the Employee.

IV.     Trading Restrictions

A.      Procedures to Prevent and Detect the Misuse of Material Non-public Information

1.         Overview

Jadwin forbids any of its Employees from trading in the securities of an issuer for which an Employee or Jadwin may possess material non-public information. Such trading by an Employee is forbidden for both an Employee’s Personal Trading Accounts and the private accounts managed by the Firm. In addition, an Employee may not communicate material non-public information to anyone, including other Employees. Jadwin’s policies apply to every Employee and extend to activities within and outside their duties at the Firm.

The act of trading or communicating material non-public information is commonly known as “insider trading.” The term “insider trading” is not defined in the federal securities laws, but is generally used to refer to the use of material non-public information obtained directly or indirectly from an officer, director or employee of a public company and used improperly (for example, in violation of a duty of confidentiality) to trade in the company’s Securities (whether or not one is an “insider”) or the communication of material non-public information to others. The term also refers to non-public information about a tender offer obtained directly or indirectly from a prospective bidder. These laws also prohibit the dissemination of inside information to others who may use that knowledge to trade Securities (so-called “tipping”). These prohibitions apply to all Employees and extend to activities within and outside their duties at Jadwin. If an Employee learns of information that he or she believes may be considered inside information, they must contact the CCO immediately before taking any action.

It is generally understood that the law prohibits:

(i)         Trading by an insider, while in possession of material non-public information;

(ii)         Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty (including a duty of a lawyer, banker, accountant, or other confidential adviser to the issuer) to keep it confidential or was misappropriated; or

(iii)        An insider or a non-insider described in clause (ii) above from communicating material non-public information to others.

Trading Securities while in possession of material non-public information or improperly communicating that information to others may expose the Employee to stringent penalties. Criminal sanctions may include a fine, or imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall, and issue an order permanently barring an Employee from the securities industry. An Employee may be sued by investors seeking to recover damages for insider trading violations. Jadwin may face regulatory or civil liability based on the Employee’s actions. Finally, the Firm may impose sanctions on the Employee, up to and including termination.

Employees should also note that intentionally creating, spreading or using false rumors may violate the anti-fraud provisions of federal securities laws. Such conduct is contradictory to Jadwin’s Code, as well as Jadwin’s expectations regarding appropriate behavior of its Employees. The circulation of false rumors or sensational information that might reasonably be expected to affect market conditions for one or more Securities, a sector or market, or unjustly affect any person or entity, is strictly prohibited.

The rules contained in these procedures apply to all Personal Trading Accounts. The rules also apply to Employees’ activities on behalf of Jadwin and extend outside their duties to Jadwin.

The law of insider trading is not always clear and is continuously developing. An individual may be legitimately uncertain about the application of the rules in a particular circumstance. Oftentimes, a single question can forestall disciplinary action, or complex legal problems. For these reasons, an Employee must notify the CCO immediately if he or she has any reason to believe that a violation of these procedures has occurred or is about to occur, or if he or she has any questions regarding the applicability of these procedures.

2.         Policy on Insider Trading

No person, to whom these procedures apply, may trade in a Security, either personally or on behalf of others (including the Funds), while in possession of material non-public information about such Security, nor may any Employee of Jadwin communicate material non-public information to others to trade in violation of the law. All Employees should exercise care to adhere to this policy and to take reasonable steps to ensure that Jadwin and other Employees adhere to the policy.

(1)        What is Material Information?

Information is material if there is a substantial likelihood that a reasonable investor would consider that information important in making his or her investment decisions, i.e., purchase, hold or sell or abstain from any investment action, including voting a security. Generally, this includes the disclosure of any information that may have a substantial effect on the price of a company’s Securities. Information may be material even if it relates to speculative or contingent events. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. If disclosure of the information would affect the market price of the Security, positively or negatively, the information would be considered material. For this reason, an Employee should direct any questions about whether information is material to the CCO.

Material information often relates to a company’s financial results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals, agreements, major litigation, liquidity problems, extraordinary management developments, public offerings, changes of debt ratings, significant new products, services, or contracts. As well as information obtained from an issuer in advance of a private offering for which Jadwin has entered into a non-disclosure agreement (“NDA”).

Material information also may relate to the market for a company’s Securities. Information about a significant order to purchase or sell Securities may, in some cases, be material. Pre-publication information regarding reports to be published in the financial press also may be material. Similarly, advance notice of an investment bank’s intent to upgrade, downgrade or make other commentary regarding an issuer would be considered material, in addition to “non-public” as discussed below.

(2)        What is Non-public Information?

Information is “non-public” until it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC, some other government agency, a news reporting service, or publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

(3)        Identifying and Reporting Material Non-public Information

Before an Employee executes any trade for a Personal Trading Account or for a Fund, he or she must determine whether they are aware of material non-public information with respect to such trade. If the Employee thinks that they might be aware of material non-public information with respect to such trade, he or she should take the following steps:

●	Report the information and proposed trade immediately to the CCO.

●	Do not purchase or sell the Securities on behalf of the Funds, Employees, or others.

●	Do not communicate the information inside or outside Jadwin, other than to the CCO.

After the CCO has reviewed the issue, the CCO will determine whether the information is material and non-public and what action, if any, Jadwin should take. An Employee should consult with the CCO before taking any action or engaging in any transaction that involves non-public information. This degree of caution will protect the Employee, the Funds, and Jadwin.

(4)        Contact with Public Companies

Contact with public companies represents an important part of Jadwin’s research efforts. Jadwin may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues can arise, however, when, in the course of these contacts, an Employee becomes aware of material non-public information. This could happen, for example, if a company’s chief financial officer prematurely discloses quarterly results to an analyst, or an investor relations representative or a confidential advisor to the issuer, such as a lawyer, banker or accountant, or a person testing new drugs for a pharmaceutical company, makes a selective disclosure of adverse or positive news to a handful of investors. If this information is then communicated to Jadwin prior to its becoming public information, Jadwin must make a judgment as to its further conduct. For an Employee to protect themselves, Clients, and the Firm, the Employee must contact the CCO immediately if he or she believes that they may have received material non-public information in any form.

(5)        Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company’s Securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases).

Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of material non-public information regarding a tender offer received from the tender offeror, the target company, or anyone acting on behalf of either side. Employees should exercise particular caution any time they become aware of non-public information relating to a tender offer.

(6)        Private Investments in Public Entities

Analysts and portfolio managers of Jadwin are sometimes approached by third parties (including prime brokers) that wish to solicit Jadwin’s participation in a private offering of Securities of a publicly traded company. Such offerings often occur in connection with events which are not generally known by the public and upon revelation to the public, could have a significant effect on the price of the company’s stock. If any Employee of Jadwin becomes aware of such a transaction, the information must be reported to the CCO so that the CCO can determine whether trading in the Security should be restricted.

If Jadwin is asked to enter into a NDA, such NDA can only be signed by the CCO or Partner of the Firm The CCO will retain all such NDAs in the Firm’s compliance files.

(7)        Restricting Access to Material Non-public Information

Employees in possession of material non-public information may not communicate such information to anyone, including persons within Jadwin, except to the CCO. Jadwin has this policy to help avoid conflicts and appearances of impropriety and the unlawful use of material non-public information. In addition, care should be taken that all material non-public information is secure. For example, files containing material non-public information should be sealed, and access to computer files containing material non-public information should be restricted to only the CCO and the Employee who reported such information to the CCO.

B.      Restricted List

Absent an exception granted by the CCO, Employees are restricted from trading the Securities of issuers that are on Jadwin’s Restricted List on behalf of a Client or in Employees’ Personal Trading Accounts until such Security is removed from the Restricted List. In addition, the Restricted List itself is confidential and may not be disclosed to anyone outside Jadwin or Agile as it may contain material non-public information. It is therefore vital that Employees do not disclose the contents of the Restricted List to anyone outside of the Firm or its CFO.

The CCO or his designee is responsible for maintaining Jadwin’s Restricted List. The Restricted List is comprised of (i) companies for which Jadwin may be in possession of inside information (as discussed in Section 3.1), or (ii) other companies that Jadwin should not be trading for various reasons (e.g., Jadwin may be subject to a confidentiality agreement with a company on the Restricted List), as determined by management of Jadwin.

The CCO or his designee will prepare a list of Restricted Securities and make it available to all Portfolio Managers. The Restricted List will consist of publicly-traded securities, or investment opportunities for which any Firm Portfolio Manager has become aware of material non-public information. A security will not be listed on the Restricted Securities list if it is highly liquid, publicly-traded and has a market capitalization of more than $5 billion. Securities that do not meet these criteria will not necessarily be restricted if they are not being traded for each Fund or other investors. These securities may be held in each Fund or other client accounts but not placed on the restricted list.

Except as provided below, employees may not buy or sell a Restricted Security on the Restricted List for his or her personal portfolio or the portfolio of a member of his or her Immediate Family without obtaining written authorization from the Firm’s CCO prior to effecting such security transaction. There is a blackout period from the date the security or investment opportunity is placed on the Restricted List through the date the material non-public information becomes public. During this period no authorization will be granted. Following this period, authorization may be requested.

Note:    If an employee has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior authorization, the employee should consult the CCO for clearance or denial of clearance to trade prior to effecting any securities transactions.

Pre-clearance approval will expire 3 business days after the date on which authorization is received, and the employee is required to renew clearance for the transaction if the trade is not completed before the authority expires.

No clearance will be given to an employee to purchase or sell any Restricted Security

1.	on a day when each Fund or other client account has a pending “buy” or “sell” order in that same Restricted Security until that order is executed or withdrawn or
2.	when the CCO has been advised that the same Restricted Security is being considered for purchase or sale for each Fund or another client account.

Subject to below, the pre-clearance requirements contained above will not apply to the following:

1.	securities purchased or sold in any account over which the employee has no direct or indirect influence or control or beneficial interest;
2.	transactions effected pursuant to an Automatic Investment Plan; and
3.	securities which are ineligible for investment for by each Fund and other client accounts.

Notwithstanding anything herein to the contrary, the pre-clearance requirement identified above will apply to any direct or indirect acquisition of a beneficial interest in any security in an Initial Public Offering or a Private Placement by any employee.

As discussed above, all Employees are required to notify the CCO or his designee if they believe that they may have come into possession of material non-public information about a publicly-traded company.

The CCO or his designee, in conjunction with the Managing Partner, must review the Restricted List no less than quarterly to determine whether any company should be removed. Only the CCO or his designee may remove companies from the Restricted List if and when the CCO is satisfied that there is no longer a valid reason for the company to be included on the Restricted List.

It is the responsibility of the investment professionals of Jadwin to inform the CCO when they believe a Security should be removed from the Restricted List only if the information which led to the Security being restricted has been made publicly available or has gone stale.

The CCO or his designee shall consider the opinion of the investment professional regarding whether there is still a valid reason for a company’s inclusion on the Restricted List, but the CCO need not rely solely upon the opinion of the investment professional to make the decision to remove a company from the Restricted List. The CCO may also review the inclusion of a company on the Restricted List at the suggestion of an investment professional, but the CCO or his designee should independently determine that the company warrants inclusion on the Restricted List.

If an issuer is on the Restricted List because the CCO or investment professional possesses material non-public information about such company, the CCO or his designee may remove that company from the Restricted List either because the information is made public through widespread dissemination of the information, or because the information becomes stale or immaterial with the passage of time (e.g., internal sales projections about periods that have since passed). The CCO may consult with outside legal counsel in making a determination as to whether a company can be removed from the Restricted List.

C.      Market Manipulation

Market manipulation is intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of Securities. Claims of market manipulation may be brought under Section 9(a)(1) and Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Market manipulation typically takes the form of activities that are undertaken for the purpose of creating a false or misleading appearance of active trading in a Security or controlling or artificially affecting the price of Securities. In particular, any trade that is undertaken to benefit from changes in price that are triggered by the trade itself and is not undertaken to benefit from independent gains or losses on the trading position, or that otherwise lacks an independent economic rationale is likely to raise market manipulation concerns.

Prohibited transactions that would be indicative of market manipulation may include, but not be limited to, marking the close, year-end, quarter-end and month-end transactions done at the end of a reporting period that are unwound immediately in attempt to “window dress”; wash sales; and fictitious accounts and the “parking” of transactions.

To prevent such behavior, the CCO shall conduct appropriate surveillance to monitor employee adherence to such rules, regulations and practices. Any potential violations of Firm policy must be brought to the attention of the CCO immediately.

D.      Personal Trading

The following personal trading policy is designed to prevent potential legal, business or ethical conflicts; to minimize the risk of unlawful trading in any Personal Trading Account and to guard against the misuse of confidential information. All personal trading and other activities of Employees must avoid any conflict or perceived conflict of Firm and investor interest. Employees are prohibited from engaging in unlawful trading and any trading that may appear to be improper.

Employees are expected to devote their workday to serving the Funds Jadwin advises, investors in such Funds and the interests of Jadwin. Jadwin discourages personal trading on a scale or frequency that would distract an Employee from their daily work responsibilities. Further, Employees are encouraged to invest for the long-term through instruments and opportunities that will not conflict with their responsibility to serve Jadwin’s Clients’ or investors’ trust.

Jadwin reserves the right to prevent Employee purchases or sales of a Security for any reason it deems appropriate. In the event that Jadwin’s personal trading policies are not complied with, the Firm will break the applicable trade and charge the Employee with all relevant costs relating to the applicable transaction.

Jadwin also reserves the right to require the disgorgement of any profits from a transaction deemed to be in violation of Jadwin’s personal trading policies, in addition to other sanctions, at the discretion of the CCO.

1.         Personal Trading Accounts and Holdings Reports

It is a condition of employment at Jadwin that each Access Person identify to the CCO within 10 days upon hire, and annually thereafter or upon any change, all accounts that constitute Personal Trading Accounts with respect to such Access Person and all Securities held in these Accounts (Exhibit D).

As previously noted, the term Personal Trading Account means a personal investment or trading account of an Access Person or related account (this may include, but is not limited to, an account for which an Access Person is a trustee or custodian, a spousal account, any account of an Access Person’s children or any account for an individual who relies on the Access Person for material support) in which an Access Person has any direct or indirect beneficial ownership interest, an investment or trading account over which an Access Person exercises control or provides investment advice, or a proprietary investment or trading account maintained for Jadwin or its employees. Specifically, Personal Trading Account includes:

a)    Trusts for which an Access Person acts as trustee, executor, custodian or discretionary manager;

b)    Accounts for the benefit of the Access Person’s spouse or minor child;

c)    Accounts for the benefit of a relative living with the Access Person;

d)    Accounts for the benefit of any person who receives material financial support from the Access Person.

In addition, each Access Person must inform the CCO of opening or closing a Personal Trading Account. Each Access Person shall authorize duplicate copies of all account statements and individual trade confirmations relating to such Personal Trading Accounts to be sent to the CCO, and shall report all private Securities transactions that are not reflected in the Access Person’s brokerage account statements of such Personal Trading Accounts to the CCO promptly.

The brokerage account statements must cover a period of no longer than 90 days and be received by the Compliance Officer or his designee within 30 days after the end of each quarter and must disclose the following information with respect to each transaction during the period covered:

●	The title and amount of the Security involved;

●	The Ticker symbol or CUSIP number, as applicable, interest rate and maturity date, as applicable, the number of shares or securities, and principal amount of each Security;

●	The date and nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

●	The price of the Security at which the transaction was effected; and

●	The name of broker, dealer, or bank with or through which the transaction was effected.

If the brokerage account statement does not provide all the information required, the Access Person must provide to the CCO the same information enumerated above (and the dates the Access Person submits the reports) within 30 days after the end of the calendar quarter during which the transaction occurred.

For purposes of these procedures where the activity involves the Personal Account or trading of the CCO, copies of any notice, account statement or report will be given to the Managing Partner and any permission or approval will be obtained from the Managing Partner

2.         Front-Running

Without the prior approval of the CCO or his designee, no Employee may execute a transaction, including, but not limited to, short selling transactions, in a Security for a Personal Trading Account if such Employee has actual knowledge that an order for a Fund for the same Security exists or that Jadwin is considering transactions in the Security for the Funds. Transactions in convertible instruments or other Securities which may be fungible with an underlying Security for transactions, which are related to a transaction in an underlying Security for a Fund, are subject to the same restrictions.

The CCO or his designee will reconcile the Personal Trading Account statements and trade confirmations to ensure proper approvals have been granted for all transactions. With respect to the CCO’s Personal Trading Accounts and the transactions effected therein, such trading activity shall be reviewed by the CCO’s designee.

3.         Private Placements and Initial Public Offerings

No Access Person shall acquire any publically traded Security in a Private Placement without the prior written approval of the CCO or his designee. The factors to be taken into account in this prior approval include, among other considerations, whether the Private Placement should be acquired for the Funds, whether the Private Placement is being offered to the Access Person because of his or her position with Jadwin and whether notice to Clients is necessary. If an Access Person has acquired Securities in a Private Placement prior to becoming an Access Person of Jadwin, these investments must be disclosed to the CCO at the time of hire.

No Access Person may acquire any Securities for his or her Personal Trading Accounts in an initial public offering (“IPO”); provided, however, that an Access Person may purchase a Security issued in a thrift conversion where the Access Person is a depositor, if the Access Person has received the prior written approval of the CCO or his designee.

The CCO or his designee will keep a copy of any such approvals and a summary of the rationale for such approvals in the records of Jadwin.

If Jadwin intends to acquire for the Funds any Securities of an issuer, which were previously acquired by an Access Person as part of a private placement, the CCO or his designee shall determine whether any conflicts of interest exist regarding such purchase, and whether disclosure should be made to Clients regarding the nature of the Access Person’s interest in the Securities prior to investing in such Securities on behalf of the Funds.

4.         Black Out Periods and Other Restrictions

No Access Person shall purchase or sell a Security in their Personal Trading Account on the same day as a transaction in the same Security by Jadwin on behalf of a Fund. If an Access Person inadvertently executes a trade in a Personal Trading Account during the Black Out Period at a price superior to the price received by Jadwin, the Access Person will be required to disgorge an amount equal to the difference between the price per share received by the Access Person and the average price per share received by Jadwin during the Black Out Period, multiplied by the number of shares purchased or sold by the Access Person.

Generally, investment professionals are prohibited from effecting transactions in their Personal Trading Account which may be construed as contradictory to the portfolio(s) they manage for Jadwin. In certain limited circumstances, Access Persons may seek approval from the CCO to sell a Security which is held by the Fund in an effort to preserve capital or for tax purposes. If approval is granted, the Access Person may sell its Securities in the same proportion that Jadwin sold that Security for the Funds, subject to such restrictions that the CCO may deem necessary to protect the interests of the Funds. In addition, in certain limited circumstances and only with the prior written approval of the CCO, an Employee may be given permission to purchase a Security for which the Funds have reached the investment goal associated with such Security. The CCO will keep a record of any such approvals and a summary of the rationale for such approvals in the records of Jadwin.

When an Access Person recommends that a Security be bought or sold for a Fund, such Access Person must disclose to the CCO whether a position in that Security is currently held in a Personal Trading Account of such Access Person. The CCO may restrict such Access Person from buying or selling the position in any Personal Trading Account until a specified period of time after the orders for the Funds have been filled and there is no buying or selling program in progress.

5.         Restriction on Trading Derivatives

No Access Person shall be permitted to transact in derivatives products (e.g., options, swaps or futures contracts) in a Personal Trading Account without approval from the CCO or his designee.

6.         Restriction on Short Term Trading

No Employee shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security to those in the Fund within sixty (60) calendar days (a “Short Term Trade”). Any Short Term Trade made in violation of this paragraph shall be unwound or, if that is not practicable, all profits from the Short Term Trade shall be disgorged by the Employee to Jadwin Error Account; provided, however, that the CCO may exempt the transaction from this prohibition, in whole or part, if the CCO concludes that no harm resulted (or would result) to a Fund from the transaction and that to unwind the transaction or require disgorgement would be inequitable or result in undue hardship to the Employee.

In addition, the CCO may grant an exception to the sixty (60) day holding period if the Security in which an Employee is requesting permission to transact has decreased or increased by 25% or more in value since the Employee opened their position and the CCO concludes that no harm would result to a Client from the transaction.

The CCO will keep a record of any such exemptions and a summary of the rationale for such approvals in the records of Jadwin.

7.         Prohibition on Limit Orders/Stop Orders

Employees are not permitted to place a GTC limit or stop order with their broker. As noted below, Jadwin requires that once an Employee has obtained pre-approval by the CCO or his designee, such approval is only applicable for that business day. In contrast, a GTC limit or stop order is dependent on a future price of a particular Security at an unspecified point in time. Similarly, unless the explicit approval of the CCO has been obtained, a “good til cancelled” (GTC) order, whereby the Employee places an order to buy or sell a Security at a set price that is active until such Employee decides to cancel the order or the trade is executed, is prohibited.

8.         Required Personal Trading Approvals

All Technology Sector related Securities transactions for Personal Trading Accounts must receive the prior written approval of the CCO or his designee.

Subject to the discretion of the CCO or his designee, this prior approval may be withheld on any day during which Jadwin has, or is actually intending, to transact in that same Security for the Funds. If an Employee has knowledge that Jadwin has, or is actually intending, to transact in a specific Security for the Funds, the Employee must inform the CCO of such knowledge in seeking approval to trade in that Security. Any transaction for which approval has been granted may be cancelled at the end of the day by the CCO and the trade reallocated to the Funds if determined by the CCO to be required, and any profits realized on proscribed trades must be disgorged to Jadwin’s Error Account.

Except as set forth below, and unless otherwise exempted by Jadwin, every Technology Sector related personal Securities transaction by an Employee must receive prior written approval from the CCO. Once approval for a transaction has been obtained, the trade must be executed on the same business day on which the approval was granted. If the transaction is not executed or only partially executed, a new request must be submitted prior to execution of the transaction on a subsequent day.

Technology Sector related transactions that require pre-approval include, but are not limited to, stocks, bonds, futures, forwards, swaps, syndicated bank loans and Securities in private placements of publically traded stocks or limited offering.

Transactions in the following Securities do not require pre-approval: closed end mutual funds, exchange traded funds (e.g., holders, iShares, OPALs), US Government and agency Securities, municipal Securities, bank CDs, Bankers Acceptances, commercial paper, repurchase agreements and purchases under automatic dividend reinvestment plans (DRIPS). In addition, index linked Securities (e.g., SPY, QQQQ) do not require prior approval.

A Personal Securities Trading Request Form must be submitted to the CCO or his designee to obtain approval for a Securities transaction for an Employee’s Personal Trading Account. This request must be submitted on the form attached hereto as Exhibit E. Employees are required to certify on this form that they do not possess material non-public information or have any other reason preventing them from trading the requested Security. The CCO shall promptly notify the Employee of approval or denial of clearance to trade Notification of approval or denial to trade may be given verbally; however, it shall be confirmed in writing via email by the end of the trading day. Such approval by the CCO for a transaction for an Employee’s Personal Trading Account is valid only on the day on which it is issued by the CCO or his designee.

On a quarterly basis, or at any other time as may be prudent, the CCO or his designee shall review all personal trading activity of all Employees. If the CCO identifies trading patterns, or personal trading, that present actual or potential conflicts of interest, the CCO will recommend that remedial action be taken. Such remedial action may include restrictions on future personal trading by the Employee, monetary fines, disgorgement of profits, reprimand, or termination.

9.         Certain Exempt Transactions

The restrictions of this Code shall not apply to purchases or sales in any Non-Discretionary Account over which an Employee has no direct or indirect influence or control, or ability to direct any investment decision, purchases that are part of any automatic dividend reinvestment plan, direct investment program, purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of Securities to the extent such rights were acquired from such issuer, sales of such rights, and any other purchases or sales receiving the prior approval of the CCO because they are not inconsistent with this Code or the provisions of Rule 17j-l(b) under the Investment Company Act.

E.      Registration, Licensing and Testing Requirements

Each Employee should check with the CCO to ensure that he or she has complied with any applicable registration, licensing, and testing requirements necessary for such Employee’s duties and position.

V.     Gifts and Entertainment

Employees may not be compensated, directly or indirectly, except by Jadwin. In light of the nature of Jadwin’s business, its fiduciary obligations to its investors and Clients as well as the regulatory environment in which Jadwin conducts its business, Jadwin is compelled to monitor the nature and quantity of the gifts and gratuities that its Employees give to or receive from a person or firm that conducts business with or provides services to Jadwin, that may do business or is being solicited to do business with Jadwin or that is associated with an organization that conducts or seeks to conduct business with Jadwin. Such monitoring is not intended to prevent Employees from giving or receiving gifts and gratuities, but rather serves to ensure that the practice of giving gifts and gratuities is not abused or undertaken for improper purposes, and does not compromise the integrity, objectivity, or fiduciary responsibilities of Jadwin or its Employees.

No gift, gratuity, or entertainment should ever be accepted with any understanding that the donor will receive special or favorable treatment by Jadwin or any Employee.

Each Employee may accept gifts and entertainment from a business associate of up to $500 in value per individual gift or an aggregate of $1000 for all gifts from the business associate within a one year period without the approval of the CCO. All other such gifts or entertainment must be reported to the CCO or his designee at the time of receipt Exhibit F. The CCO may require the Employee to return such gift or decline the entertainment if it is determined that the gift or entertainment could improperly influence the use of a third party business or create the appearance of a conflict of interest.

To clarify, this policy does not prohibit an Employee from accepting an occasional meal, reception invitation, ticket to a sporting or theater event, or comparable entertainment, that is not frequent, costly, or lavish as to raise any question of impropriety.

Furthermore, to ensure compliance with the Foreign Corrupt Practices Act, Employees are prohibited from directly or indirectly paying or giving, offering or promising to pay, give or authorize or approving such offer or payment, of any funds, gifts, services or anything else of any value, no matter how small, or seemingly insignificant, to any Covered Person(s) for any business or Firm-related reasons. A “Covered Person” for this purpose is any foreign official including, without limitation, any officer or employee of any foreign government or any governmental department, agency or instrumentality (e.g., a central bank) or any government-owned or controlled enterprise (e.g., sovereign wealth fund) or any person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality or enterprise. It also includes any foreign political party, party official or candidate for political office.

Employees are prohibited from soliciting the brokerage community for these items or other favors in any manner that could be construed as using their employment with Jadwin to obtain a personal benefit.

In no event should any Employee allocate brokerage commissions or trades to a broker on the basis of personal gifts or rewards provided to the Employee, or a relative or friend of the Employee.

Employees are prohibited from giving, and must tactfully refuse, any gift of cash, gift certificate, or cash equivalents.

Gifts and entertainment among Employees are not subject to the guidelines set forth above.

Employees may attend seminars sponsored or paid for by a business associate provided that attendance at the event is not so costly or the event so lavish as to raise conflict of interest issues.

Each Employee is expected to use professional judgment in entertaining and being entertained by a business associate. Provided the Employee and the business associate both attend, an Employee may accept from or provide to, a business associate breakfast, lunch, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment, provided that such entertainment is not frequent, costly, lavish, or excessive as to raise any question of impropriety. If there is any question as to whether a specific entertainment event can be accepted or given, the CCO should be consulted.

VI.     Political Contributions

Jadwin’s Political Contributions Policy places certain restrictions and obligations on the Firm’s Employees in connection with their political contributions and solicitation activities. The policy prohibits any political contributions, whether in cash or in kind, to state or local officials or candidates in the United States that are intended or may appear to influence the investment decisions (e.g., the awarding of investment management contracts) of those entities affiliated, directly or indirectly, with those state or local officials. The policy also governs all political contributions in Jadwin’s name or on the Firm’s behalf.

This policy is designed to ensure that political contributions by Employees do not trigger the SEC “pay-to-play” law in addition to state or local laws that could affect Jadwin’s ability to accept compensation from certain government clients (primarily state pension funds). Violations of this policy can have serious implications on Jadwin’s ability to manage such capital. Specifically, Jadwin can be precluded from managing money for a state or local government entity or may need to waive fees for a period of time.

This policy is designed to permit Jadwin and its Employees to pursue legitimate political activities and to make legitimate political contributions.

A.      Definitions

For purposes of this policy, the following definitions apply.

“Political contribution” means a contribution to any candidate for public office. Specifically, a political contribution is any gift, subscription, loan, advance, deposit of money or thing of value made for the purpose of supporting a candidate for or influencing any election for state or local office . (In this context, federal elections are included only in circumstances in which a state or local official is running for a federal office.) This includes, for example, repaying a candidate’s campaign debt incurred in connection with any such election, or paying the transition or inaugural expenses of the successful candidate for any such election. “Political contribution” also includes “in-kind” and monetary contributions to a candidate or official as well as indirect contributions (for example through a family member or friend).

B.      Preclearance and Disclosure

Employees, (including their spouse, a member of their household or any individual who relies on the Employee for material support), must obtain a prior approval form from the CCO before making any political contribution to or participating in any political solicitation activity on behalf of a U.S. state or local political candidate, official, party or organization. The CCO will keep a copy of any such approvals and a summary of the rationale for such approvals in the records of Jadwin. Employees are required to report to the CCO all political contributions made within the prior two (2) years at the time of their hire and annually thereafter in the Employee Compliance Questionnaire.

C.      Solicitation Activities by Spouses and other Household Members

Employees are required to provide the CCO with advance notice of planned solicitation activities for any state or local candidate or official by a spouse or other household member. Jadwin reserves the right to object to these activities if the planned solicitation would be inconsistent with this policy.

D.      Corporate Contributions

Employees may not use personal or corporate funds to make political contributions on behalf of or in the name of Jadwin. Further, Jadwin will not reimburse political contributions made by individuals. All requests for political contributions to be made on behalf of or in the name of Jadwin should be directed to the CCO.

E.      Charitable Contributions Distinguished

Contributions to a charity are not considered “political contributions” unless made to, through, in the name of, or to a fund controlled by a U.S. state or local candidate or official. This policy is not intended to impede legitimate, charitable fund-raising activities. Any questions regarding whether an organization is a charity, should be directed to the CCO.

VII.     Bad Actor Rule

The Bad Actor Rule, effective September 23, 2013, prohibits Jadwin from relying on the Rule 506 exemption if Jadwin, or any person covered by the Rule, has had a disqualifying event as of the Rule’s effective date. For purposes of this Rule, “covered persons” include; Jadwin, including its predecessors and affiliates; directors and certain officers, general partners, and managing members of Jadwin; 20% beneficial owners of Jadwin (based on voting power); investment managers and principals of pooled investment funds; promoters and persons compensated for soliciting investors as well as the general partners, directors, officers, and managing members of any compensated solicitor.

A.      Definitions

For purposes of this policy, the following definitions apply:

Disqualifying Events:

●
Criminal convictions in connection with the purchase or sale of a security, making of a false filing with the SEC or arising out of the conduct of certain types of financial intermediaries. The criminal conviction must have occurred within 10 years of the proposed sale of securities (or five years in the case of the issuer and its predecessors and affiliated issuers).

●
Court injunctions and restraining orders in connection with the purchase or sale of a security, making of a false filing with the SEC, or arising out of the conduct of certain types of financial intermediaries. The injunction or restraining order must have occurred within five years of the proposed sale of securities.

●
Final orders from the Commodity Futures Trading Commission, federal banking agencies, the National Credit Union Administration, or state regulators of securities, insurance, banking, savings associations, or credit unions that …

○	Bar the issuer from associating with a regulated entity, engaging in the business of securities, insurance or banking, or engaging in savings association or credit union activities, or…
○	Are based on fraudulent, manipulative, or deceptive conduct and are issued within 10 years of the proposed sale of securities.
●	Certain SEC disciplinary orders relating to brokers, dealers, municipal securities dealers, investment companies, and investment advisers and their associated persons.
●	SEC cease-and-desist orders related to violations of certain anti-fraud provisions and registration requirements of the federal securities laws.
●	SEC stop orders and orders suspending the Regulation A exemption issued within five years of the proposed sale of securities.
●	Suspension or expulsion from membership in a self-regulatory organization (SRO) or from association with an SRO member.

●	U.S. Postal Service false representation orders issued within five years before the proposed sale of securities.

Order: A written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.

Proceeding: This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations, or arrests or similar charges brought in the absence of a formal criminal indictment or information (or equivalent formal charge).

Self-Regulatory Organization (SRO): Any national securities or commodities exchange, registered securities association, or registered clearing agency. For example, the Chicago Board of Trade (“CBOT”), Chicago Board of Trade (“CBOE”), the Financial Industry Regulatory Association (“FINRA”) and New York Stock Exchange (“NYSE”) are self-regulatory organizations.

US Postal Service false representation order: A scheme or device for obtaining money or property through the mail by means of false representations.

B.      Verification by Covered Persons

Jadwin will take reasonable steps to ensure that no covered person has been the subject of a disqualifying event. Reasonable steps include a factual inquiry made to all covered persons. This may be in the form of questionnaires, certifications, contractual representations, covenants and undertakings. Jadwin may also wish to consult publicly available databases.

The Rule provides an exception from disqualification when Jadwin can show it did not know and, in the exercise of reasonable care, could not have known that a covered person with a disqualifying event participated in the offering. The Rule does not apply to events that occurred prior to September 23, 2013; however Jadwin must disclose to investors any disqualifying events by covered persons prior to the effective date of the Rule.

Jadwin is required to carry out a factual inquiry of its covered persons in a reasonable timeframe in relation to the circumstances of the offering and the participants. An initial inquiry by Jadwin, verified annually thereafter, shall be considered reasonable; provided there are no other indicia to suggest a covered person has been the subject of a disqualifying event.

C.      Remedial Actions

In the event that a covered person has had a disqualifying event, Jadwin will be prohibited from relying on the Rule 506 exemption unless certain actions are taken to remedy the disqualification. Remedial actions may include terminating or reassigning disqualified individuals; restructuring governance and control arrangements; terminating engagement with a placement agent or other covered financial intermediary; postponing or foregoing capital raising, or pursuing alternative capital raising methods; buying out or otherwise inducing 20% beneficial owners to reduce their ownership positions; or preventing bad actors from becoming 20% beneficial owners (ie., exercising rights of first refusal and excluding bad actors from financing rounds).

Exhibit A

Code of Ethics

Certification and Acknowledgment Form

JADWIN PARTNERS, LLC

The undersigned Employee (the “Employee”) of Jadwin Partners, llc and its affiliates (collectively, the “Firm”) acknowledges having received and read a copy of the Code of Ethics and Exhibits thereto (the “Code”) and certifies that he or she understands and will abide by the provisions contained therein. The Employee understands that observance of the policies and procedures contained in the Code is a material condition of the Employee’s employment by Jadwin and that any violation of such policies and procedures by the Employee may be grounds for immediate termination by Jadwin as well as possible civil or criminal penalties.

Signature of Employee

Name of Employee

Date

Exhibit B

Employee Compliance Questionnaire

JADWIN PARTNERS, LLC

Employee Name:

This questionnaire is an important part of the Jadwin Partners, LLC (“Jadwin” or the “Firm”) Compliance Program. The information being requested is necessary to be disclosed to enable the Firm to comply with applicable laws and regulations, including the Investment Adviser’s Act of 1940, as amended, and the rules and regulations promulgated thereunder.

This questionnaire will be distributed to personnel of the Firm upon hire and at least annually thereafter. If events or circumstances occur at any time during the year that would change any of the information provided in this questionnaire please promptly notify the Chief Compliance Officer.

Instructions:

This questionnaire contains four parts:

A.	Definitions

B.	Required Disclosures

C.	Legal Proceedings

D.	Certification

Please read and complete Section A-D.

Some questions contain words or phrases in italics, which include defined terms. Please refer to Section A: Definitions when answering these questions.

Sign and date the completed Questionnaire on the last page.

Return the completed Questionnaire to the Chief Compliance Officer.

Please contact the Chief Compliance Officer with any questions.

A.      Definitions

Annual Holdings Report: A list of all Reportable Securities held personally, within an Outside Trading Account or in the form of a Private Investment. This report provides the Firm with an annual statement of the employee’s personal securities holdings and allows the employee to certify to its accuracy.

Charged: Being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

CFTC: Commodity Futures Trading Commission

Corporate Board: This term includes any board of directors or corporate governing body, including an advisory board.

Covered Person: This term includes each Employee (as defined in the Code of Ethics) and any spouse, minor child, family member or other person who relies on the Employee for material financial support.

Enjoined: This term includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or a temporary restraining order.

Felony: For jurisdictions that do not differentiate between a felony and a misdemeanor, a felony is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

Foreign Financial Regulatory Authority: This term includes:

a)	A foreign securities authority;

b)
Another governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; and

c)	A foreign membership organization, a function of which is to regulate the participation of its members in the activities listed above.

Found: This term includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.

Investment-Related: Activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

Involved: Engaged in any act or omission, aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.

Minor Rules Violation: A violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the SEC. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. (Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated as “minor” for these purposes.)

Misdemeanor: For jurisdictions that do not differentiate between a felony and a misdemeanor, a misdemeanor is an offense punishable by a sentence of less than one year imprisonment and/or a fine of less than $1,000. The term also includes a special court martial.

Order: A written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.

Outside Business Activities: This term includes all activities that call for a material time commitment or provide for compensation in return for investment-related or business-related activity. If you are in doubt as to whether an activity is an Outside Business Activity, consult the CCO. Compensation may be provided, without limitation, as cash or non-cash salaries, commissions, director’s fees and consulting, finders, advisory and other fees.

Outside Trading Account: This term includes:

a)	Individual or joint accounts in your name (including IRAs and retirement accounts) in which you can trade Reportable Securities;

b)	Accounts of any Covered Person (as defined above) that can trade Reportable Securities; and,

c)	Accounts for trusts (or managed accounts) for which you act as trustee or are the beneficiary and can trade Reportable Securities.

Person: A natural person (an individual) or a company. A company includes any partnership, corporation, trust, limited liability company (“LLC”), limited liability partnership (“LLP”), or other organization.

Political Contribution: Any gift, subscription, loan, advance, or deposit of money or anything of value made for:

a)	The purpose of supporting a candidate influencing any election for federal, state or local office;

b)	Payment of debt incurred in connection with any such election; or

c)	Transition or inaugural expenses of the successful candidate for state or local office.

For the avoidance of doubt, Political Contribution also includes any contribution to any U.S. official, party or organization, including “in-kind” contributions to a candidate or official as well as indirect contributions (for example through a family member or friend).

Private Investments: This term includes securities in private companies or investments in private funds (for example, a private equity or hedge fund). This term does not include investments in investment funds affiliated with or advised by the Firm.

Proceeding: This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations, or arrests or similar charges brought in the absence of a formal criminal indictment or information (or equivalent formal charge).

Reportable Security: This term means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

Reportable Securities do not include:

1.	Direct obligations of the Government of the United States;

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

3.	Shares issued by money market funds;

4.	Shares issued by open-end registered investment companies (e.g., open-end mutual funds), other than funds advised or underwritten by the Firm or an affiliate; or

5.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by the Firm or an affiliate.

Exchange-traded funds, or ETFs, are similar to open-end registered investment companies in some ways. Nonetheless, ETFs are Reportable Securities. Please note that open-end mutual funds are not reportable, but closed-end mutual funds are reportable.

SEC: Securities and Exchange Commission

Self-Regulatory Organization: Any national securities or commodities exchange, registered securities association, or registered clearing agency. For example, the Chicago Board of Trade (“CBOT”), Chicago Board of Trade (“CBOE”), the Financial Industry Regulatory Association (“FINRA”) and New York Stock Exchange (“NYSE”) are self-regulatory organizations.

B.      Required Disclosures

Name of Employee:

1.      Outside Business Activities

Please list all Outside Business Activities in which you participate.

As defined above in Section A, “Outside Business Activities” include all activities of an Employee that call for a material time commitment or provide for compensation in return for investment-related or business-related activity. If you are in doubt as to whether an activity is an Outside Business Activity, consult the CCO. Compensation may be provided, without limitation, as cash or non-cash salaries, commissions, director’s fees and consulting, finders, advisory and other fees.

Outside Activity	Position/Title	Compensation (Y/N)	Time Commitment per Month

Is your spouse or any other Covered Person currently employed or engaged by a company (or other entity) that primarily operates within the financial services industry (i.e., broker-dealer, investment bank, registered investment adviser, hedge fund, mutual fund, etc.)?

☐ Yes           ☐ No

If you checked “yes”, please identify the company and describe the relationship:

Is your spouse or any other Covered Person currently employed or engaged by a public company?

☐ Yes           ☐ No

If you checked “yes”, please identify the company and describe the relationship:

Is your spouse or any other Covered Person employed or engaged by a vendor providing services to the financial services industry?

☐ Yes           ☐ No

If you checked “yes”, please identify the vendor and describe:

2.      Outside Trading Accounts and Private Investments

In accordance with the Firm’s Code of Ethics, please disclose all Outside Trading Accounts for yourself and your immediate family members that rely on you for material support and/or reside in your household (i.e. spouse, children, etc) for each category listed below. In addition, please list all accounts for which you serve as a Trustee, for which you are the ultimate beneficial owner, and/or exercise investment discretion:

Every Employee is required to certify a list of positions held in Reportable Securities as of the end of each fiscal year. To do so, please review the attached account statements. In the event that you have disclosed a new Outside Trading Account above, please attach a copy of the December 31, 20__ statement.

By signing the last page of this questionnaire, you are also certifying that the Firm has a complete and accurate list of all Outside Trading Accounts and the Reportable Securities therein as of December 31, 20__.

a)      Brokerage Accounts

Please disclose all accounts in which equities, derivatives, fixed income products, ETFs, commodities and/or futures can be traded. This includes any IRA account, 401K account or any other brokerage account in which the employee may hold Reportable Securities.

Account Name	Account Number	Broker Name, Address & Contact	Managed?

b)      Mutual Fund Accounts

This includes all accounts, such as 401K accounts, 529 plans and other accounts, in which the Employee may hold ONLY Securities that are NOT Reportable Securities.

Account Name	Account Number	Broker Name, Address & Contact	Managed?

c)      Private Placements

This includes all Private Fund investments (including but not limited to Hedge Funds and Private Equity Funds), initial public offerings (“IPOs”), secondary offerings or any other private placements. Please provide the Firm with a copy of subscription documents for all such investments.

Account Name	Account Number	Firm Name & Address	Contact at Firm

3.      Corporate Boards

Please list all Corporate Boards of which you, a spouse, member of your household, or any individual who relies on you for material support, are a member. The term Corporate Board includes any board of directors or corporate governing body, including an advisory board.

Please remember to notify the CCO if you are thinking of joining or leaving a Corporate Board or other similar governing body PRIOR to doing so.

Name of Entity	Date Joined

4.      Political Contributions

In order for the Firm to comply with recent regulations at both the state and federal level, all Employees must disclose to the CCO a list of Political Contributions. Please list any contributions that you, a spouse, member of your household, or any individual who relies on you for material support, have made within the past two years to any political party, political campaign, candidate for public office or elected official.

Employee	Date	Candidate/Campaign	State/Locality	Office Sought	Amount

C.      Legal Proceedings

1.	In the past ten years, have you:

a.	been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?

☐ Yes                           ☐ No

b.	been charged with any felony?

☐ Yes                           ☐ No

2.	In the past ten years, have you:

a.
been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, misappropriation of funds or securities, embezzlement, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

☐ Yes                           ☐ No

b.	been charged with a misdemeanor listed in Item 2.a?

☐ Yes                           ☐ No

c.	convicted of a conspiracy to commit any offense listed in Items 1, 2.a or 2.b above?

☐ Yes                           ☐ No

d.	been convicted of any crime that is punishable by imprisonment for one or more years that has not already been described Items 1, 2.a, 2.b or 2.c above?

☐ Yes                           ☐ No

3.	Has the SEC or the CFTC ever:

a.	found you to have made a false statement or omission?

☐ Yes                           ☐ No

b.	found you to have been involved in a violation of SEC or CFTC regulations or statutes?

☐ Yes                           ☐ No

c.	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

☐ Yes                           ☐ No

d.	entered an order against you in connection with investment-related activity?

☐ Yes                           ☐ No

e.	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

☐ Yes                           ☐ No

4.
Have you filed as a registrant or issuer, or have you been named as an underwriter in, a registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years:

a.	was the subject of a refusal order, stop order, or order suspending the Regulation A exemption?

☐ Yes                           ☐ No

b.	was disqualified or has been the subject of any other proceeding or order under the Securities Act of 1933, as amended?

☐ Yes                           ☐ No

c.	is currently the subject of an investigation or a proceeding to determine whether such a stop order or suspension order should be issued?

☐ Yes                           ☐ No

5.	Has any other federal regulatory agency, any state regulatory agency or any foreign financial regulatory authority ever:

a.	found you to have made a false statement or omission, or been dishonest, unfair or unethical?

☐ Yes                           ☐ No

b.	found you to have been involved in a violation of investment-related regulations or statutes?

☐ Yes                           ☐ No

c.	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

☐ Yes                           ☐ No

d.	entered an order against you in connection with an investment-related activity?

☐ Yes                           ☐ No

e.	entered an order against you based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct?

☐ Yes                           ☐ No

f.	denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

☐ Yes                           ☐ No

6.	Has any self-regulatory organization or commodities exchange ever:

a.	found you to have made a false statement or omission?

☐ Yes                           ☐ No

b.	found you to have been involved in a violation of its rules (other than a violation designated as a “minor rules violation” under a plan approved by the SEC)?

☐ Yes                           ☐ No

c.	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

☐ Yes                           ☐ No

d.	disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?

☐ Yes                           ☐ No

7.	Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended?

☐ Yes                           ☐ No

8.	Has any domestic or foreign court:

a.	in the past ten years, enjoined you in connection with any investment-related activity?

☐ Yes                           ☐ No

b.	ever found that you were involved in a violation of investment-related statutes or regulations?

☐ Yes                           ☐ No

c.	ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?

☐ Yes                           ☐ No

9.	Are you subject to:

a.	a United States Postal Service false representation order entered into within the last five (5) years?

☐ Yes                           ☐ No

b.
a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes                           ☐ No

10.	Are you now the subject of any proceeding or examination that could result in a “yes” answer to any question in this Legal Proceedings Questionnaire?

☐ Yes                           ☐ No

Please note: if you answered “yes” to any of the questions above, please provide full details, including the date of any order, decree or judgment, the court or agency involved and the final disposition, if any. Please attach any relevant documentation and use a separate sheet of paper if necessary.

D.     Certification of Employee Compliance Questionnaire and Annual Holdings

I hereby certify that the information provided in the foregoing Employee Compliance Questionnaire is complete, accurate and correctly stated to the best of my knowledge, information and belief.

I certify that the attached Outside Trading Accounts and the Reportable Securities found in such accounts, in addition to any Private Investments listed above, are a complete and accurate list of my personal securities holdings as of December 31, XXXX.

[I further understand that the Firm may request information from various information reporting agencies to ensure that the information disclosed above is both accurate and complete.]

Signature:

Print Name:

Date:____/_____/20___

Exhibit C

Outside Business Activity Approval Form

JADWIN PARTNERS, LLC

Please complete a separate copy of this form for each new Outside Affiliation or Activity for which you would like approval. You may also be asked to provide additional information to assist in evaluating this request.

Name of the Entity:

Is the Entity publicly traded?

☐ Yes                      ☐ No

Does the Employee expect to have access or receive material, non-public information regarding the Entity?

☐ Yes                      ☐ No

What is the nature of business or activity of the Entity?

Please describe any financial interest (including equity ownership interest) that you will have in the Entity or compensation that you will receive from the Entity.

Approximate hours per month you will devote to the Entity

During business hours: _____

After business hours: _____

Your Title or Function with the Entity (including whether you will have an active role in management):

Date affiliation or activity will begin:

Do you know of any significant adverse information about the Entity or any conflict between the Entity and the Firm?

☐ Yes                      ☐ No

If yes, please explain:

Do you have or control a brokerage account for the above Entity?

Are you involved in making investment decisions for or on behalf of this Entity?

Employee Signature	CCO Signature

Print Name	Print Name

Date	Date

Exhibit D: Initial Holdings Report

Please complete the form below detailing all Securities in which you have any direct or indirect beneficial ownership. Please ensure that this information is accurate as of a date no more than 45 days prior to the beginning of your employment with the Firm.

Issuer	Ticker/CUSIP	Number of Shares	Principal Amount

I certify that this is a true and accurate of all Securities in which I have a direct or indirect beneficial ownership.

Signature:

Employee Name:

Date:

Exhibit E: Personal Securities Trading Approval Form

JADWIN PARTNERS, LLC

Name:  _______________________________________________________

Date:    _____________________

Issuer:

Ticker/CUSIP:

Details of Proposed Transaction:

Buy ☐                     Sell ☐                     Short ☐

Type of security (e.g., note, common stock, preferred stock):

Quantity of shares or unit:

Approximate price per share/units:

Account for which transaction will be made (Please include broker/placement agent name and account number):

Is this an IPO allocation?

Yes ☐                     No ☐

Is this Security a Private Placement?

Yes ☐                     No ☐

To the Employee’s knowledge, is there any order pending execution in the security for a Fund?

Yes ☐                     No ☐

To the employee’s knowledge, is the Firm considering any trades in the security for a Fund?

Yes ☐                     No ☐

I certify that I am not in possession of any material non-public information relating to the security for which I am seeking pre-clearance.

Signature:______________________________

Date:  ________________________________

Compliance Department Use Only:

Comments:

Transaction Approved     ☐

Transaction Denied        ☐

Signature:

Name:

Title:

Date: